UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO.3 TO

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2008

PROVISION HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-127347	20-0754724
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9253 Eton Avenue, Chatsworth, California 91311
(Address of principal executive offices) (zip code)

(818) 775-1624
(Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

MailTec, Inc.
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2008, MailTec, Inc. (now known as Provision Holding, Inc.) (“MailTec” or the “Company”) entered into an Agreement and Plan of Merger, which was amended and restated on February 27, 2008 (as amended and restated, the “Agreement”), and closed effective February 28, 2008, with ProVision Merger Corp., a Nevada corporation and wholly owned subsidiary of the Company (the “Subsidiary”) and Provision Interactive Technologies, Inc., a California corporation (“ProVision”). Pursuant to the Agreement, the Subsidiary merged into ProVision, and ProVision became a wholly owned subsidiary of the Company. As consideration for the merger of the Subsidiary into ProVision, the Company issued 20,879,350 shares of the Company’s common stock to the shareholders, creditors, and certain warrant holders of ProVision, representing approximately 86.5% of the Company’s aggregate issued and outstanding common stock, and the outstanding shares and debt, and those warrants whose holders received shares of the Company’s common stock, of ProVision were transferred to the Company and cancelled.

In connection with the closing of the acquisition of ProVision, Jeff A. Hanks resigned as an officer and director of the Company and the following executive officers and directors of ProVision were appointed as executive officers and directors of the Company:

Name	Title
Curt Thornton	Chairman, Chief Executive Officer, President, Director
Bob Ostrander	Vice President, Sales, Business Development, Secretary, Director
Jeff Vrachan	Vice President Engineering and Chief Technology Officer, Director
Jon Corfino	Director
Jonathan Mork	Director

The resignation of Mr. Hanks and the appointment of Mr. Thornton took place on March 4, 2008. The appointments of Mr. Ostrander, Mr. Vrachan, Mr. Corfino, and Mr. Mork took place on March 18, 2008.

Item 2.01Completion of Acquisition or Disposition of Assets

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business

Effective February 28, 2008, pursuant to the Agreement, ProVision became a wholly owned subsidiary of the Company. The acquisition of ProVision is treated as a reverse acquisition, and the business of ProVision became the business of the Company. At the time of the reverse acquisition, MailTec was not engaged in any active business.

References to “we”, “us”, “our” and similar words refer to ProVision. References to “MailTec” refer to the Company and its business prior to the reverse acquisition.

General

ProVision is a California corporation organized on December 22, 2000. MailTec is a Nevada corporation organized on February 9, 2004.

We are located in Chatsworth and focused on the development and distribution of our patented three-dimensional, holographic interactive displays focused at grabbing and holding consumer attention particularly and initially in the advertising and product merchandising markets. The systems display a moving 3D image size to forty inches in front of the display, projecting a digital video image out into space detached from any screen, rendering truly independent floating images featuring high definition and crisp visibility from far distances. The nearest comparable to this technology can be seen in motion pictures such as Star Wars and Minority Report, where objects and humans are represented through full-motion holograms.

Our proprietary and patented display technologies and software, and innovative solutions aim to attract consumer attention. Currently we have multiple contracts to place our products into large California grocery stores, independent Hispanic grocery stores, as well as signed agreements with advertising agents to sell ad space to Fortune 500 customers. Given the technology’s potential in the advertising market, we are focused on creating recurring revenue streams from the sale of advertising space on each unit.

We have recently signed a $7 million purchase agreement to deliver 1000 displays over 18 months throughout the U.S. which shall be used inside shopping malls. As well, we have a broad international base of clients focused on purchasing the hardware which has allowed for our growth to-date.

ProVision is also developing several new point-of-purchase, and other devices, tailored to specific industries that are currently in Pilot Programs with major international companies or readying to begin shortly; including the medical, entertainment, government and home markets.

Research and Development

For the fiscal years ended June 30, 2007 and 2006 we spent $200,112 and $214,358, respectively, on research and development. For the six months ended December 31, 2007 and 2006, we spent $105,000 and $110,000, respectively, on research and development.

Intellectual Property

The following table summarizes the status of ProVision patents and patent applications, copyrights, and trademarks, as of the date hereof, in each instance, ProVision owns all right, title and interest, and no licenses, security interests, or other encumbrances have been granted on such patents, patent applications, copyrights, and trademarks. Our various pending patents involve sets of rules to eliminate boundary transgressions and maximize the clarity of a three dimensional aerial images. Additional patents are focused around various product applications, designs, and systems.

Product Supported	Patent/ Registration No.	Title	Status	Type

HoloVision	D526, 647	3DEO	Issued	Design patent
HoloVision	D527, 729	3DEO	Issued	Design patent
HoloVision	13226/2004	N/A	Issued	Design patent
HoloVision	D506, 464	Aerial Display System	Issued	Design patent
HoloVision	D505, 948	Aerial Display System	Issued	Design patent
HoloVision	D506, 756	Aerial Display System	Issued	Design patent
HoloVision	6,808,268	Projection system for aerial display	Issued	Utility patent
HoloVision	3,118,432	Promotions You Experience	Issued	Trademark
Corporate	2,706,431	PITI	Issued	Trademark
Corporate	2,699,733	PEI	Issued	Trademark
HoloVision	2,699,732	Holosoft	Issued	Trademark
HoloVision	TXu1-198-776	Coupon Software	Issued	Copyright
HoloVision	VAu628-125	Coupon GUI	Issued	Copyright
HoloVision	TXu1-180-982	HoloSoft	Issued	Copyright
HoloVision	60/984,340	HLXX	Pending (provisional)	Utility patent
HoloVision	PCT/US07/76554	Plastic Mirror Methods	Pending	Utility patent
HoloVision	PCT/US07/76574	Aerial Display Systems with Plastic Optic	Pending	Utility patent

HoloVision	PCT/US07/76572	Apparatus with Aerial with Plastic Optic	Pending	Utility patent
HoloVision	PCT/US07/76568	Apparatus for Image with Plastic Optic	Pending	Utility patent
HoloVision	PCT/US07/76566	Aerial Image Display with Plastic Optic	Pending	Utility patent
HoloVision	PCT/US07/76361	Projection System with Plastic Optic	Pending	Utility patent
HoloVision	11/843,109	Plastic Mirror Methods	Pending	Utility patent
HoloVision	11/843,144	Aerial Display Systems with Plastic Optic	Pending	Utility patent
HoloVision	11/843,139	Apparatus with Aerial with Plastic Optic	Pending	Utility patent
HoloVision	11/843,134	Apparatus for Image with Plastic Optic	Pending	Utility patent
HoloVision	11/843,125	Aerial Image Display with Plastic Optic	Pending	Utility patent
HoloVision	11/843,115	Projection System with Plastic Optic	Pending	Utility patent
HoloVision	N/A	Apparatus for image	Pending	Utility patent (divisional)
HoloVision	200620136608.8	Aerial Display Systems with Plastic Optic	Pending	Utility patent
HoloVision	200620136607.3	Apparatus with Aerial with Plastic Optic	Pending	Utility patent
HoloVision	200620137112.2	Apparatus for Image with Plastic Optic	Pending	Utility patent
HoloVision	200620136605.4	Aerial Image Display with Plastic Optic	Pending	Utility patent
HoloVision	200620136604.X	Projection System with Plastic Optic	Pending	Utility patent
HoloVision	60/839,740	Low Cost Plastic Optic	Pending	Utility patent
HoloVision	78/917,316	Built with Technology	Pending	Trademark
HoloVision	78/917,306	Technology	Pending	Trademark
HoloVision	78/917,286	Holocasting	Pending	Trademark
HoloVision	78/663,888	HoloMedia	Pending	Trademark
HoloVision	29/260,118	3DEO	Pending	Design patent
HoloVision	78/615,380	3DEO Rewards Program	Pending	Trademark
HoloVision	78/615,364	3DEO	Pending	Trademark
HoloVision	11/105,857	Aerial Display System	Pending	Utility patent
HoloVision	11/059,575	Coupon/Product Dispensing Kiosk	Pending	Utility patent
HoloVision	PCT/US03/25506	Projection system for aerial display	Pending	Utility patent
HoloVision	N/A	Holovision	Allowed	Common law trademark

At present, our patents and patent applications are supplemented by substantial intellectual property we are currently protecting as trade secrets and proprietary know-how. This includes matter related to all three product lines. We expect to file additional patent applications on a regular basis in the future.

We believe that our intellectual property and expertise constitutes an important competitive resource, and we continue to evaluate the markets and products that are most appropriate to exploit this expertise. In addition, we maintain an active program of intellectual property protection, both to assure that the proprietary technology developed by us is appropriately protected and, where necessary, to assure that there is no infringement of our proprietary technology by competitive technologies.

Markets

ProVision’s floating image display technologies have multiple potential market applications across a broad spectrum of industries. We are initially focusing our efforts on the $6 billion point-of-purchase and advertising markets. Within the point-of-purchase market, Digital Signage represents a $1.2 billion segment and is growing at a pace of 10 percent per month (source: Digital Signage Today, March 2007).

The U.S. media and entertainment industry is experiencing unprecedented changes. Traditional media audiences are declining and becoming more fragmented. According to statistics from various media research firms:

•	Newspaper circulation continues to fall since 1987 and is down approximately 2.8% from 2004 (source: Associated Press, November 7, 2005)
•	The number of consumers listening to AM & FM radio has fallen by 4% from 2004 (source: The NPD Group Survey, May 2005)
•	The ratings for the average television show continue to decline as channels proliferate and the audience fragments (source: The Kelsey Group, January 2006).

Extensive audience migration across and within media categories is driving major shifts in advertising spending, benefiting captive, auditable media vehicles. Traditional media vehicles like radio, TV, newspapers and magazines continue to lose audience share and advertising dollars to new media vehicles, which include the point-of-purchase or wherever there might be a captive audience. The current media and traditional displays (TV, LCD and Plasma screens) are stale and ubiquitous resulting in significant ineffectiveness. Information from Jupiter Media and POPAI (Point of Purchase Advertising Institute) report:

•	70% of consumer purchases are made at the point of purchase
•	Point of purchase is the 4th largest advertising medium trailing only network TV, spot TV and newspapers
•	Point of purchase is expected to grow 20% in the next 5 years
•	Annual point of purchase spending exceeds $17 billion in the U.S.

These are the major reasons why advertisers are seeking out alternative media that can deliver their messages to audiences while they are out of the home. We believe we are well positioned to capitalize on the advertiser’s demand. ProVision’s HoloVision™ display offers advertisers and customers an opportunity to reach a highly sought-after, captive audience outside the home, in familiar settings like grocery stores, malls, convenience stores, gas stations and banks. We reach the consumer and business professional at the critical time - when they are away from their homes and businesses and when they are making their buying decisions.

Current State of the Business

We have shipped over 370 HoloVision™ systems around the world.

In addition to our recently signed purchase agreement, valued at $7 million over the next 18 months, we have signed several multi-year international distribution agreements which, if fully realized, will potentially deliver over $5 million in multiple recurring revenue streams.

In March 2007, we made two significant announcements. First, we signed a co-marketing and co-promotional agreement with Intel. As part of this alliance Intel will introduce ProVision’s patented product, HoloVision™, to the Intel marketplace, and will also publish a joint case study and white paper on the companies’ products. Second, we received notification that we were one of three finalists for PricewaterhouseCoopers Fourth Annual Entrepreneurship Award, and ultimately received second place in the competition.

Launching our first products into grocery stores, we have developed a new patent pending application. Known as the “3DEO Rewards Center” or “3DEO”, this ProVision device projects 3D video advertisements and allows consumers to print coupons as well as receive non-cash awards. The 3DEO device provides food companies and other advertisers with a new way of promoting their products at the point of purchase, where consumers are making seventy percent of their buying decisions.

We plan to build, own, and operate networks of 3DEO Rewards Centers. The planned initial installation is 100 units going into Fred Myers and Independent Hispanic grocery stores in California and the Pacific Northwest. We are contractually partnered with several sales rep companies for the execution of Project Grocery. These firms, and others, will contribute significant advertising sales efforts for Project Grocery with revenues projected up to $1 million per month on these first 100 stores.

Competition

The competition for ProVision’s patented (issued, approved and pending) and proprietary floating image technology includes alternative 3D projection systems currently in the marketplace.

Fresnel-Based Technology

Competing companies using Fresnel optics in their display systems include Visucom. Such displays are only capable of projecting very narrow viewing angles and “soft” less focused images. This company’s core fresnel-based technology is different in principle and effect than that utilized by ProVision.

▪
Visucom: German-based Visucom is an advertising company that produces display systems using traditional Fresnel technology. Visucom offers a 3D image display called “MotionPro” which could be considered competitive to ProVision’s Holo™ line.

Reflective-Based Technology

•
Optical Products Development Corporation (“OPD”) is a company that produces optics and display systems primarily for aerospace, commercial aviation, and other industries requiring high-precision optics. While they also create 3D display systems for communications and advertising, very few of their products have been seen on the market. In addition, their marketing officer recently revealed that they have no product installations in the U.S. However, OPD has recently licensed their technology to Sammy, a Japanese electronics manufacturer.

OPD’s only product that offers a 3D image display, which would be considered competitive to ProVision, is called “Volumatrix 3D”. In contrast to Volumatrix, ProVision floating image displays can project images up to 400% further into space, provide 20% wider viewing angels, 80% greater contrast, and higher superior brightness and resolution that is clearly visible. Additionally, the use of videotapes by OPD presents obvious limitations in terms of updating and interfacing content.

Autostereoscopic-Based Technology

ProVision’s floating image display systems project full-motion 3D digital streaming media 9”- 40” into space detached from the display unit into free space and should not be confused with autostereoscopic systems. Autostereoscopic 3D systems produced by various firms layer two or more LCD screens while utilizing filters and collumnators to provide the illusion of depth perception. Such systems are only capable of displaying digital content attached to layered screens with all images being contained within the actual display unit.

•
Opticality/X3D is the leading company producing autostereoscopic displays for the retail market. Due to the inherent nature of this technology the end result of their product line results in the following characteristics: eye strain, nausea, low resolution, low brightness and poor quality imagery. Their major advantage might be characterized by their “flat screens” and slightly wider viewing angles.

•	Sharp sells 3D autostereoscopic laptop computers. They launched this product 3 years ago.

•	Deep Light is a two-year old start up company developing autostereoscopic displays.

•	See Real is a 3-year old R&D company located in Germany. They introduced a prototype autostereoscopic display at Infocomm in 2005.

Other Displays

•
IO2 Technology (“IO2”) is a San Francisco technology-based development company exploring future display technologies for corporate customers, which includes one-of-a-kind displays for the defense industry. They in their second generation of “embryonic development”. Their “Heliodisplay” product displays their imagery in mid-air. Heliodisplay ejects “modified air” from the system and is then illuminated to create the floating image. There is a market concern that something is added to the air which will change the room’s environment, air quality or other condition unknown to the user.

Employees

As of February 29, 2008 we have eight employees. None of our employees is represented by a labor union. We have not experienced any work stoppages and we consider relations with our employees to be good.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to our Business

We have a limited operating history that makes it impossible to reliably predict future growth and operating results.

We were incorporated in December 2000 and have a limited operating history upon which an investor can evaluate our business prospects, which makes it difficult to forecast our future operating results. An investor must consider our business in light of the risks, uncertainties and problems frequently encountered by companies with limited operating histories. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, and marketing and governmental regulation.

We have a history of losses and a large accumulated deficit and we may not be able to achieve profitability in the future.

For the fiscal years ended June 30, 2007 and 2006, we incurred net losses of $1,402,490 and $518,977, respectively. From inception through December 31, 2007, we have accumulated net losses of $6,712,621. There can be no assurance that we will be profitable in the future. If we are not profitable and cannot obtain sufficient capital to fund our operations we may have to cease our operations.

Our inability to protect our intellectual property rights could allow competitors to use our property rights and technologies in competition against us, which would reduce our sales.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties.  We cannot give any assurance that these measures will prove to be effective in protecting our intellectual properties.  We also cannot give any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits.  Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents.  While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States.  We can give no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement.  Similarly, we cannot give any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by us, we can give no assurance that courts of competent jurisdiction will enforce those agreements.

Our future success is dependent on our existing key employees, and hiring and assimilating new key employees.

Our success depends on the continuing efforts of our current management team, particularly Curt Thornton, our Chief Executive Officer. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management personnel. We will rely on our ability to grant stock options as one mechanism for recruiting and retaining highly skilled talent. Recent proposed accounting regulations requiring the expensing of stock options may impair our future ability to provide these incentives without incurring significant compensation costs. The loss of services of Mr. Thornton or our other officers and directors, the inability to attract or retain key personnel in the future, or delays in hiring required personnel could materially harm our business. We may be unable to identify and attract highly qualified personnel in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them.

Economic conditions or changing consumer preferences could also adversely affect our business.

Our business is sensitive to consumer spending patterns, which can be affected by prevailing economic conditions. A downturn in economic conditions in one or more of its markets, could have a material adverse effect on our results of operations, financial condition, business and prospects. Although we attempt to stay informed of consumer preferences for organic products, any sustained failure to identify and respond to trends would have a material adverse effect on our results of operations, financial condition, business and prospects.

We may need to raise capital to fund our operations, and our failure to obtain funding when needed may force us to delay, reduce or eliminate its product development efforts.

We will require significant additional funds to complete our business plan. We cannot be certain that funding will be available on acceptable terms, or at all. To the extent that the Company raises additional funds by issuing equity securities, its stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital on acceptable terms, or at all, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms.

We may have difficulties managing growth and possible future acquisitions.

As part of our growth strategy, in addition to product sales, the Company intends to make acquisitions. Implementation of this growth strategy could involve a number of risks, including diversion of management time and financial resources to increased marketing efforts, review of acquisition candidates and assimilation of the acquired companies, and the potential for adverse mid-term effects on the Company's reported operating results as a result of the amortization of acquired intangible assets. Our ability to manage our growth effectively will require us to continue to improve our operational, financial and management controls and information systems to accurately forecast sales demand, to control our overhead, to manage our marketing programs in conjunction with an emerging market, and to attract, train, motivate and manage our employees effectively. If management fails to manage the expected growth, our operating results and financial condition will be adversely affected. In addition, our growth strategy may depend on effectively integrating future entities, which requires cooperative efforts from the managers and employees of the respective business entities. If our management is unable to effectively integrate future acquisitions or manage our growth our business could be adversely affected.

Risks Related to the Company’s Common Stock

There may not be an active, liquid trading market for the Company’s common stock.

The Company’s common stock is listed on the OTC Bulletin Board. However, there is currently no regular market or trading in the Company’s common stock , and we cannot give an assurance that such a market will develop. If a market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;

•	announcements that our revenue or income are below analysts’ expectations;

•	general economic slowdowns;

•	sales of large blocks of the Company’s common stock;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

•	fluctuations in stock market prices and volumes, which are particularly common among highly volatile securities of early stage technology companies.

The ownership of the Company is highly concentrated, which may prevent a change in ownership of the Company.

The Company’s current executive officers and directors own approximately 47.5% of the Company’s outstanding common stock. As a result, they will have the ability to exert substantial control over the election of the Company’s board of directors and the outcome of issues submitted to our stockholders. Such concentration of share ownership may have the effect of discouraging, delaying or preventing a change in control of the Company.

The Company’s common stock will be subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the Company’s common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

• sets forth the basis on which the broker or dealer made the suitability determination; and
• that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for the Company’s common stock and could limit investors’ ability to sell the Company’s common stock in the secondary market.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The Company has not paid dividends in the past and does not expect to pay dividends for the forseeable future. Any return on investment may be limited to the value of the Company’s common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Item 2 Management’s Discussion and Analysis

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

We expect that we can satisfy our cash requirements for approximately six months. We intend to seek additional financing during this period.

We have begun research and development on cost reduction projects focused on our 3D holographic display, and the development of our next generation operating system and out interactive touch screen capabilities.

We do not expect to purchase or sell any plant or significant equipment during the next 12 months.

We expect to hire 3-4 additional employees over the 12 months to support the launch of the 3DEO Reward Centers.

Results of Operations

Six Months Ended December 31, 2007 and 2006 (unaudited)

Revenue was $405,142 for the six months December 31, 2007, compared to $178,135 for the six months ended December 31, 2006. We attribute the increase of $227,007 or 127.4% to sales coming from European distributors as the Euro currency strengthens sales from this region.

Cost of revenues was $524,321 for the six months ended December 31, 2007, compared to $78,820 for the six months ended December 31, 2006. We attribute the increase of $445,501 or 565.2% to the purchase of raw materials and components going into the 3DEO Rewards Center roll out scheduled for 2008.

General and administrative expenses were $733,861 for the six months ended December 31, 2007, compared to $511,463 for the six months ended December 31, 2006. We attribute the increase of $222,398 or 43.5% to expenditures in marketing.

Total other expense was $297,091 for the six months ended December 31, 2007, compared to $10,130 for the six months ended December 31, 2006. We attribute the increase of $286,961 to expenses and other fees associated to our private placement, as well as some penalties in taxes paid.

As a result of the forgoing, net loss for the six months ended December 31, 2007 was $1,150,131, compared to a net loss of $422,278 for the six months ended December 31, 2006.

Years ended June 30, 2007 and 2006

Revenue was $622,799 for the year ended June 30, 2007 compared to $1,087,613 for the year ended June 30, 2006. The decrease of $464,814 or 42.7% was a result of the company beginning its transition from a hardware purveyor to a digital media company where there is less emphasis on selling through distribution channels and seeking international marketing rights agreements around the world to the recurring revenue model of advertising in the retail channels.

Cost of revenues for the year ended June 30, 2007 was $257,188 compared to $772,292 for the year ended June 30, 2006. The decrease of $515,104 or 66.7% was a result of lower revenues in 2007.

General and administrative expenses for the year ended June 30, 2007 were $860,709, compared to $696,526 for the year ended June 30, 2006. The increase of $164,183 or 23.6% was a result of salaries paid in last calendar quarter.

Total other expense for the year ended June 30, 2007 was $907,393 compared to $137,772 for the year ended June 30, 2006. The increase of $769,621or 558.6% was primarily a result of a loss contingency of legal matter, and loan acquisition fees.

As a result of the foregoing factors, net loss for the year ended June 30, 2007 was $1,402,490 compared to $518,977 for the year ended June 30, 2006.

Liquidity and Capital Resources

As of December 31, 2007 we had working capital of $915,379, compared to $1,478,845 (unaudited) as of June 30, 2007, of which cash amounted to $692,217 (unaudited), compared to $1,229,978 at June 30, 2007. Inventories amounted to $203,162 (unaudited), compared to $228,162 at June 30, 2007. The decrease in working capital was attributable to the purchase of raw materials and components going into the 3DEO Rewards center rollout scheduled for 2008, spending in marketing, legal and accounting fees associated with the reverse merger, repayment of notes, and new three employees.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Inflation

It is our opinion that inflation has not had a material effect on our operations.

Item 3. Properties

Our principal executive offices are located at 9253 Eton Avenue, Chatsworth, California 91311. The offices consist of approximately 7,500 square feet, which are leased on a month to month basis for approximately $6,800 per month for rent and related costs. We believe that our properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

Item 4. Security Ownership of Certain Beneficial Owner and Management

The following table sets forth certain information, as of February 29, 2008 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Curt Thornton	6,725,200	27.87%
Robert Ostrander	2,100,000	8.70%
Jeff Vrachan	2,440,000	10.11%
Jon Corfino	200,000	0.83%
Catalpa Enterprises, Ltd. 155 Edgehill Dr. Kitchener Ontario Canada N2P2C6	3,394,800	14.07%

All officers and directors as a group (4 persons owning stock)	11,465,200	47.52%
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Provision Holding, Inc. 9253 Eton Avenue, Chatsworth, California 91311.
(2)
Applicable percentage ownership is based on 24,126,486 shares of common stock outstanding as of February 29, 2008, together with securities exercisable or convertible into shares of common stock within 60 days of February 29, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 29, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Item 5. Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of the Company.

Name	Age	Position
Curt Thornton	52	Chief Executive Officer, Chairman, President, and Director
Robert Ostrander	54	Vice President, Sales, Business Development, Secretary and Director
Jeff Vrachan	53	Vice President, Engineering and Chief Technology Officer, and Director
Jonathan Mork	44	Director

Jon Corfino	49	Director

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at the Company’s annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Curt Thornton

Curt Thornton has been chief executive officer, president, chairman and a director of the Company since Mach 2008. Mr. Thornton is the founder of ProVision and has been chief executive officer, president, chairman and director of ProVision since our inception in December 2000.

Mr. Thornton has over 20 years of international executive experience in operations, manufacturing, engineering and sales driven companies. He has held senior executive positions at Iwerks Entertainment Corp., Northern Telecom and Tandon Computers. Mr. Thornton earned an MBA from Pepperdine University and a Bachelor’s degree in Engineering from Western Illinois University.

Robert Ostrander

Robert Ostrander has been Vice President, Sales, Business Development, secretary, and a director of the Company since March 2008. Mr. Ostrander has been President, Sales, Marketing, Business Development, secretary, and a director for ProVision since March 2001.

Mr. Ostrander has 20 years of sales and business development experience, both domestic and international. He has held senior positions in sales at Allied Domecq, Kraft Foods, Sara Lee and Welch Foods. He holds an MBA from Pepperdine University, and a B.S. from the State University of New York.

Jeff Vrachan

Jeff Vrachan has been Vice President Engineering, Chief Technology Officer, and a director of the Company since March 2008. Mr. Vrachan has been Vice President Engineering and Chief Technology Officer, and a director of ProVision since our inception in December 2000.

Prior to joining Provision, Mr. Vrachan served as a Project Manager, Engineering Manager and Operations Manager for high-tech companies such as Allied Signal, Mitsubishi Electronics and Southwestern Industries. Mr. Vrachan has a Bachelor’s degree in Electrical Engineering from the University of California and a second Bachelor’s degree in Business Management from the University of Phoenix.

Jonathan Mork

Jonathan Mork has been a director of the Company since March 2008. Mr. Mork has been a director of ProVision since 2004.

Jonathan Mork is a private equity merchant banker, specializing in corporate strategy. His experience includes being the lead Wall Street strategy advisor to China Internet since 1995, culminating with the company's subsidiary spin-off IPO of Chinadotcom in 1999. Since January 2000, Jonathan has been the president of Millennium Capital Partners, a Beverly Hills-based merchant-banking firm, which is the managing partner of Millennium Hanson. Jonathan serves on the board of Roth Capital Partners, a leading underwriter for SmallCap companies and a fellow partner in Millennium Hanson Internet Partners. Jonathan completed his undergraduate degree (1986) and MBA (1987) at Cornell University, receiving distinction, Phi Kappa Phi, and Phi Beta Kappa honors.

Jon Corfino

Jonathan Corfino has been a director of the Company since March 2008. Mr. Corfino has been a director of ProVision since 2003. Mr. Corfino is a senior executive with 20 years experience in the theme park, location-based and interactive entertainment industry. Mr. Corfino is the founder of Attraction Media & Entertainment, Inc. and has been its chief executive officer since 2001. Mr. Corfino was president, location-based entertainment for Stan Lee Media, Inc. from 1999 to 2000. He was senior vice president in charge of production at Iwerks Entertainment, from 1993 to 1999, where he supervised the production and/or acquisition of over 30 specialty films for Simulation, Attraction and Large Format venues. Prior to Iwerks, from 1978 to 1991, Mr. Corfino worked in the Planning and Development group at MCA/Universal as a Project Manager. He was directly involved in the creative development and construction of a variety of projects and attractions, including "The Star Trek Adventure", "Back to the Future - The Ride”, "ET the Extraterrestrial" and studio center expansion plus special effects stages. Mr. Corfino holds a Bachelor of Arts degree from UCLA.

Item 6. Executive Compensation

The following table sets forth all compensation paid in respect of ProVision’s Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last two completed fiscal years.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Curt Thornton	2007	$144,000	0	0	0	0	0	0	$144,000
Chief Executive Officer	2006	$144,000	0	0	0	0	0	0	$144,000
and Director

Robert Ostrander Vice President, Sales, Business Development	2007	$125,000	0	0	0	0	0	0	$125,000
	2006	$125,000	0	0	0	0	0	0	$144,000

Jeff Vrachan Vice President Engineering and Chief Technology Officer	2007	$125,000	0	0	0	0	0	0	$125,000
	2006	$125,000	0	0	0	0	0	0	$125,000

Employment Agreements

We are party to an employment agreement with Curt Thornton, dated May 30, 2006, pursuant to which Mr. Thornton serves as our chief executive officer, president and chairman. Pursuant to the terms of the agreement, Mr. Thornton receives a minimum annual base salary of $144,000, subject to increases in the sole discretion of our board of directors. Mr. Thornton is also eligible to receive an annual cash bonus in an amount determined by the board of directors, and is eligible to participate in ProVision’s annual equity participation program. The agreement has a term of five years, unless terminated earlier in accordance with the terms thereof. ProVision may terminate the agreement for cause. If ProVision terminates the agreement without cause, Mr. Thornton will receive one year’s annual salary for each full year of employment completed, the amount of the previous year’s bonus, and continuance of medical/dental benefits for a period of one year.

We are party to an employment agreement with Robert Ostrander, dated May 30, 2006, pursuant to which Mr. Ostrander serves as our vice president. Pursuant to the terms of the agreement, Mr. Ostrander receives a minimum annual base salary of $125,000, subject to increases in the sole discretion of our board of directors. Mr. Ostrander is also eligible to receive an annual cash bonus in an amount determined by the board of directors, and is eligible to participate in ProVision’s annual equity participation program. The agreement has a term of five years, unless terminated earlier in accordance with the terms thereof. ProVision may terminate the agreement for cause.

We are party to an employment agreement with Jeff Vrachan, dated May 30, 2006, pursuant to which Mr. Vrachan serves as our vice president. Pursuant to the terms of the agreement, Mr. Vrachan receives a minimum annual base salary of $125,000, subject to increases in the sole discretion of our board of directors. Mr. Vrachan is also eligible to receive an annual cash bonus in an amount determined by the board of directors, and is eligible to participate in ProVision’s annual equity participation program. The agreement has a term of five years, unless terminated earlier in accordance with the terms thereof. ProVision may terminate the agreement for cause.

Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Curt Thornton	400,000	0	0	0	8/14/08	0	0	0	0
Robert Ostrander	300,000	0	0	0	8/14/08	0	0	0	0
Jeff Vrachan	300,000	0	0	0	8/14/08	0	0	0	0

Pursuant to the Agreement, each option to purchase a share of common stock of ProVision of Mr. Thornton, Mr. Ostrander and Mr. Vrachan was automatically converted into two shares of common stock of the Company on a cashless basis.

Director Compensation

No director of ProVision received any compensation for services as director for the year ended June 30, 2007.

Item 7. Certain Relationships and Related Transactions

None.

Item 8. Legal Proceedings

We are not party to any legal proceedings.

Item 9. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is listed on the OTC Bulletin Board, under the symbol “PVHO” However, there is currently no regular market or trading in the Company’s common stock, and the Company cannot give an assurance that such a market will develop.

As of February 29, 2008, there were approximately 535 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended June 30, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,212,472	$1.32	1,787,528

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	3,212,472	$1.32	1,787,528

Pursuant to the Agreement, an option to purchase a share of common stock of ProVision was automatically converted into an option to purchase two shares of common stock of the Company.

Item 10 Recent Sales of Unregistered Securities

See Item 1.01.

In April 2007 we commenced a private placement that was completed in July 2007. Pursuant to the private placement, we sold convertible bridge notes in the aggregate principal amount of $2,000,000 (the “Convertible Notes”). The Convertible Notes (i) bear interest at the rate of 10%, (ii) automatically convert into common stock at a conversion price of $2.00 per share when ProVision consummates a reverse merger transaction, and (iii) are due one year from the date of issuance, if not converted. We also issued the investors under the private placement 1,000,000 three year warrants with an exercise price of $1.50 per share (“Warrants”).

Pursuant to the Agreement, the Convertible Notes and Warrants were automatically converted into shares of common stock of ProVision, which were then automatically converted into common stock of the Company.

In connection with the foregoing, we relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933.

Item 11 Description of Securities

The Company’s authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 4,000,000 shares of preferred stock at a par value of $0.001 per share. As of February 29, 2008, there were 24,126,486 shares of the Company’s common stock issued and outstanding that are held by approximately 535 stockholders of record.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Item 12. Indemnification of Directors and Officers

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company’s Bylaws. These provisions state that our Company’s directors may cause us to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of our board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 13 Financial Statements

Reference is made to the filings by MailTec on Form 10-KSB and 100QSB for MailTec’s financial statements.

The financial statements of ProVision begin on Page F-1.

Item 14 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, the Company issued 20,879,350 shares of common stock to the former shareholders, creditors, and certain warrant holders of ProVision. This issuance of common stock is exempt from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

Item 4.01 Changes in Registrant's Certifying Accountant.

None.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.06 Change in Shell Company Status.

See Item 1.01

Item 8.01 Other Events

On February 27, 2008, the Company filed an amendment to its articles of incorporation to change the name of the Company from “MailTec, Inc.” to “Provision Holding, Inc.” The certificate of amendment is attached hereto as Exhibit 3.1.

On March 18, 2008, the Company adopted restated bylaws. The restated bylaws are attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of ProVision. See Page F-1.

(b) Pro forma financial information. Filed as exhibit 99.1 hereto.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation of MailTec, Inc.
3.2	Restated Bylaws of Provision Holding, Inc.
10.1
Agreement and Plan of Merger by and among MailTec, Inc., ProVision Merger Corp and Provision Interactive Technologies, Inc. (previously filed as an exhibit to Amendment No.1 to Form 8K filed with the Securities and Exchange Commission on March 3, 2008)

10.2
Amended and Restated Agreement and Plan of Merger by and among MailTec, Inc., ProVision Merger Corp and Provision Interactive Technologies, Inc. (previously filed as an exhibit to Amendment No. 2 to Form 8K filed with the Securities and Exchange Commission on March 5, 2008)

10.3	Employment Agreement, dated May 30, 2006, by and between Provision Interactive Technologies, Inc. and Curt Thornton
10.4	Employment Agreement, dated May 30, 2006, by and between Provision Interactive Technologies, Inc. and Robert Ostrander
10.5	Employment Agreement, dated May 30, 2006, by and between Provision Interactive Technologies, Inc. and Jeff Vrachan
10.6	Provision Interactive Technologies, Inc. 2002 Stock Option and Incentive Plan
10.7	International Distribution Agreement, dated in July 2006, between Provision Interactive Technologies, Inc. and GuoShengRuiMing Co., Ltd.
10.8	Joint Venture Contract, by and between Provision Interactive Technologies, Inc. and Guoshengruiming Co., Ltd.
10.9	International Distributor Agreement, dated August 7, 2006, by and between Provision Interactive Technologies, Inc. and Datavoice Solutions Corporation
10.10	Distributor Agreement, dated July 7, 2005, by and between Provision Interactive Technologies, Inc. and National Data Japan Co., Ltd.
10.11	Sales & Marketing Agreement, dated November 29, 2004, by and between Provision Interactive Technologies, Inc. and Encore Associates

10.12	Location Agreement, dated December 15, 2005, by and between Provision Interactive Technologies, Inc. and Ralphs Grocery Company
10.13	International Distributor Agreement, dated April 21, 2005, by and between Provision Interactive Technologies, Inc. and 3D Advertising Development Co., Ltd.
10.14	International Distributor Agreement, dated June 26, 2007, by and between Provision Interactive Technologies, Inc. and Nam Tien New Technology Joint Stock Company
10.15	Marketing Agreement, dated February 28, 2007, by and between Intel Corporation and Provision Interactive Technologies, Inc.
10.16	International Distributor Agreement, dated July 21, 2006, by and between Provision Interactive Technologies, Inc. and 3 Boyut Tanitim Ve Refklamcilik Hizmetler
10.17	International Distributor Agreement, dated July 22, 2006, by and between Provision Interactive Technologies, Inc. and Beyaz Ileisim Teknolojileri Yazihm Insaat Sanayi Ve Dis Ticaret Limited Sirketi
10.18	Distributor Agreement, dated January 28, 2005, by and between Provision Interactive Technologies, Inc. and Special Innovations, S.L.
10.19	International Distributor Agreement, dated August 25, 2006, by and between Provision Interactive Technologies, Inc. and Communicacion Directa America SA de CV
10.20	International Distributor Agreement, dated June 20, 2006, by and between Provision Interactive Technologies, Inc. and Trendform Ou
10.21	International Distributor Agreement, dated July 3, 2007, by and between Provision Interactive Technologies, Inc. and Mas Dimensiones Sociedad Cooperativa De Responsabilidad Limitada
10.22	International Distributor Agreement, dated June 26, 2007, by and between Provision Interactive Technologies, Inc. and Nam Tien New Technology Joint Stock Company
10.23	KCBS-FM Marketing Agency Agreement, dated March 14, 2005, by and between KSBS-FM Marketing and Provision Interactive Technologies, Inc.
10.24	Strategic Alliance and Purchase Agreement, dated October 19, 2006, by and among Provision Interactive Technologies, Inc., Studio One Media, Inc., and Xtreme Technologies and Media Groups, Inc.
10.25	Sales and Marketing Agreement, dated February 1, 2006, by and between Provision Interactive Technologies, Inc. and The Benites Group, Inc.
10.26	Sales and Marketing Agreement, dated November 9, 2006, by and between Provision Interactive Technologies, Inc. and Kimmelman Neil Group
10.27	Sales and Marketing Agreement, dated November 14, 2006, by and between Provision Interactive Technologies, Inc. and Oren Sha
10.28	Sales and Marketing Agreement, dated July 24, 2006, by and between Provision Interactive Technologies, Inc. and Steinman Studios, Inc.
10.29	Marketing and Sales Agreement, dated March 16, 2005, by and between Provision Interactive Technologies, Inc. and Quest Business Agency
10.30	Sales and Marketing Agreement, dated October 27, 2006, by and between Provision Interactive Technologies, Inc. and Wonderworks Media Limited
10.31	International Distributor Agreement, dated March 11, 2005, by and between Provision Interactive Technologies, Inc. and Innovative Visions Company Limited
10.32	Marketing and Sales Agreement, dated August 29, 2006, by and between Provision Interactive Technologies, Inc. and Xtreme Technologies Media Group, Inc.
21	List of Subsidiaries
99.1	Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVISION HOLDING, INC.

Dated: March 20, 2008	By: /s/ Curt Thornton
Name: Curt Thornton
Title: Chief Executive Officer

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)

FINANCIAL STATEMENTS

JUNE 30, 2007 AND 2006

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
TABLE OF CONTENTS
June 30, 2007 and 2006

Page

FINANCIAL STATEMENTS

Balance Sheets	2 - 3

Statements of Operations and Accumulated Deficits	4

Statements of Cash Flows	5 - 6

Notes to Financial Statements	7 - 16

F-1

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
BALANCE SHEET
June 30, 2007 and 2006

ASSETS

	2007	2006

CURRENT ASSETS
Cash	$1,229,978	$250,147
Accounts receivable	705	4,095
Inventory (Note 2)	228,162	270,645
Prepaid expenses	-	507,014
Investments	20,000	-
Due from shareholders	-	111,489

TOTAL CURRENT ASSETS	1,478,845	1,143,390

PROPERTY AND EQUIPMENT, at cost
less accumulated depreciation (Note 3)	37,931	60,490

INTANGIBLES
less accumulated amortization (Note 4)	1,386,243	1,289,334

OTHER ASSETS	124,128	114,077

TOTAL ASSETS	$3,027,147	$2,607,291

F-2

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
BALANCE SHEET
June 30, 2007 and 2006

LIABILITIES AND STOCKHOLDERS' EQUITY

	2007	2006

CURRENT LIABILITIES
Accounts payable	$200,645	$93,632
Payroll tax payable	39,100	328
Deferred income	52,140	209,555
Loss contingency payable	592,312	-
Current portion of long-term debt (Note 5)	2,066,050	298,715

TOTAL CURRENT LIABILITIES	2,950,247	602,230

LONG-TERM LIABILITIES
Notes payable, net of current portion (Note 5)	987,064	968,178

TOTAL LONG-TERM LIABILITIES	987,064	968,178

TOTAL LIABILITIES	3,937,311	1,570,408

COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY
Additional paid-in capital (Note 8)	1,342,326	1,886,883
Capital stock, 25,000,000 shares authorized,
7,677,500 shares issued and outstanding	3,310,000	3,310,000
Accumulated deficit	(5,562,490)	(4,160,000)

TOTAL STOCKHOLDERS' EQUITY	(910,164)	1,036,883

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,027,147	$2,607,291

F-3

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICITS
June 30, 2007 and 2006

	2007	2006

REVENUES	$622,799	$1,087,613

COST OF REVENUES	(257,188)	(772,292)

GROSS PROFIT	365,611	315,321

GENERAL AND ADMINISTRATIVE EXPENSES	(860,709)	(696,526)

LOSS FROM OPERATIONS	(495,098)	(381,205)

OTHER INCOME (EXPENSE)
Miscellaneous income	20,248	-
Other expense	(836,950)	(59,972)
Interest expense	(90,690)	(77,800)

TOTAL OTHER EXPENSE	(907,392)	(137,772)

NET LOSS	(1,402,490)	(518,977)

ACCUMULATED DEFICIT, BEGINNING OF YEAR	(4,160,000)	(3,641,023)

ACCUMULATED DEFICIT, END OF YEAR	$(5,562,490)	$(4,160,000)

F-4

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
STATEMENTS OF CASH FLOWS
June 30, 2007 and 2006

	2007	2006
CASH FLOWS TO OPERATING ACTIVITIES
Net Loss	$(1,402,490)	$(518,977)

Adjustments to reconcile net loss to net cash
(used) by operating activities:
Depreciation and amortization	125,762	96,494
Non-cash interest expense	72,000	60,750
Share-based compensation expense	(37,543)	227,954
Legal settlement	(20,000)	-
Loss contingency	592,312	-

Decrease (Increase) in:
Accounts receivable	#REF!	41,755
Inventories	#REF!	337,057
Due from shareholders	111,489	(111,489)
Intangibles	(200,112)	(214,358)
Other assets	#REF!	(7,893)
Increase (Decrease) in:
Accounts payable	#REF!	(36,863)
Payroll tax payable	#REF!	(22,304)
Deferred income	#REF!	(160,625)
NET CASH (USED) BY OPERATING
ACTIVITIES	#REF!	(308,499)

CASH FLOWS TO INVESTING ACTIVITIES
Purchases of property and equipment	#REF!	(528)
NET CASH USED BY INVESTING ACTIVITIES	#REF!	(528)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	1,745,000	250,000
Repayment of long-term debt	(12,363)	(20,764)
Capital lease payments	(18,416)	(30,088)
NET CASH PROVIDED BY FINANCING
ACTIVITIES	1,714,221	199,148

NET INCREASE (DECREASE) IN CASH	#REF!	(109,879)
CASH AT BEGINNING OF YEAR	#REF!	360,026
CASH AT END OF YEAR	#REF!	$250,147

F-5

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
STATEMENTS OF CASH FLOWS
June 30, 2007 and 2006

Cash paid during the year for the years ended June 30,

	2007	2006
Interest	$21,180	$19,292
Income taxes	$-	$1,600

Noncash investing and financing activities:

A capital lease obligation of $45,839 was incurred when the Company entered into a lease for new equipment on August 15, 2006.

Warrants issued with debt during the years ended June 30, 2007 and 2006, was $1,372,500 and $ -0-, respectively.

In 2007, the Company received 20,000 shares at $1 per share as part of a legal settlement.

F-6

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Provision Interactive Technologies, Inc. (the Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Principal Industry - Provision Interactive Technologies, Inc. was incorporated January 21, 2001 under the laws of the State of California. The Company develops three-dimensional, holographic interactive technology and display systems.

Accounting Policy and Recognition of Income -The Company uses the accrual method of accounting. Sales are recognized when goods are shipped and title has passed. Revenue from licensing, distribution and marketing agreements are recognized over the term of the contract.

Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market.

Depreciation and Amortization - The Company depreciates its property and equipment on the straight-line method with estimated useful lives from five to ten years. For federal income tax purposes, depreciation is computed on an accelerated method.

Income Taxes - The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. SFAS 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that the related tax benefits will not be realized in the future. The Company currently has a net operating loss of $3,685,258 available to offset future taxable income. As a result, a deferred tax asset has not been recorded.

F-7

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk - The Company's cash is deposited in two financial institutions. Cash accounts at banks are insured by the FDIC for up to $100,000. Amounts in excess of insured limits at June 30, 2007 and 2006 were approximately $1,129,973 and $150,147, respectively.

Intellectual Property - The Company's intellectual property consists of costs incurred in the development and perpetuation of patents, copyrights and trademarks for its 3D interactive technology. Intellectual property amounts are based on allocations of royalty, research and development, legal and salary expense and amortized on a straight-line basis over a period of 20 years.

Equity-based Compensation - The Company accounts for stock-based employee compensation arrangements in accordance with provisions of SFAS No. 123R, "Share-Based Payment." Under SFAS No. 123R, compensation cost is recognized based on the option's fair value at the grant date.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123R and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is completed or the date on which it is probable that performance will occur.

F-8

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Investments in Privately Held Companies - The Company has equity investments in a privately held company which, because of its ownership interest and other factors, are carried at cost. The Company monitors this investment for impairment and will make appropriate reductions in carrying values if the Company determines that an impairment charge is required based primarily on the near-term prospects and financial condition of the other company.

Leasing Activities - Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases. Assets held under finance leases are recognized as assets of the Company at their fair value at the date of acquisition. The corresponding liability to the lessor is included in the balance sheet as a part of long-term debt.

NOTE 2 INVENTORY

Inventory consists of the following at June 30,
	2007	2006
Raw materials	$107,123	$76,041
Work-in-process	121,039	152,262
Finished goods	-	42,342
Total	$228,162	$270,645

NOTE 3 PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30,
	2007	2006
Furniture and fixtures	$4,525	$4,525
Machinery and equipment	155,489	155,489
	160,014	160,014
Less accumulated depreciation	(122,083)	(99,524)

Total	$37,931	$60,490

F-9

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE 3 PROPERTY AND EQUIPMENT - continued

Depreciation expense for the years ended June 30, 2007 and 2006 was $22,559 and $8,643, respectively.

NOTE 4 INTANGIBLES

Intangibles consists of the following at June 30,
	2007	2006
Intellectual property	$1,816,827	$1,616,715
Less accumulated amortization	(430,584)	(327,381)

Total	$1,386,243	$1,289,334

Amortization expense for the years ended June 30, 2007 and 2006 was $103,203 and $87,851, respectively.

Amortization of intangibles over the next five years is as follows:

Year Ending June 30,		Amount

2008		$90,841
2009		90,841
2010		90,841
2011		90,841
Thereafter		1,022,879

Total		$1,386,243

F-10

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE 5 LONG-TERM DEBT

Following is a summary of long-term debt at June 30,
	2007	2006
Loan payable to a bank, due in monthly installments of $2,111, including annual interest at 12%, due August 30, 2008.	$42,796	$52,659

Lease payable due in monthly installments of $1,417, secured by equipment, due August 16, 2009.

	14,343	32,759

Note payable to a shareholder, including accrued annual interest at 10%, due the earlier of an Event of Default or December 31, 2007.

	24,600	22,600

Note payable to a individual, including accrued annual interest at 10%, due the earlier of an Event of Default or December 31, 2007.

	25,125	25,125

Convertible note payable, including accrued annual interest, rates ranging from 8% to 4%, due the earlier of an Event of Default or March 8, 2009 (convertible into $1 per share of common stock of outstanding balance due).

	920,000	877,500

Convertible notes payable, including accrued annual interest at 10%, due the earlier of a Conversion Event or twelve months from date of note, ranging from May 7, 2008 to June 22, 2008 (convertible into $1.50 per share of common stock at fifty percent of principal balance due plus interest).	1,745,000	-

F-11

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE 5 LONG-TERM DEBT - continued
		2007	2006
Note payable to a private company, including accrued annual interest at 10%, past due. Paid in full September 30, 2007.

		281,250	256,250

Total long-term debt		3,053,114	1,266,893
Less current portion		(2,066,050)	(298,715)

Total		$987,064	$968,178

Maturities of long-term debt over the next five years are as follows:

	Year Ending June 30,		Amount

	2008		$2,066,050
	2009		67,064
	2010		920,000
	2011		-
	Thereafter		-

	Total		$3,053,114

NOTE 6 COMMITMENTS

Lease Agreement - The Company leases its office space under a month-to-month lease.

Rent expense for the years ended June 30, 2007 and 2006 was $73,824 and $67,672, respectively.

F-12

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE 6 COMMITMENTS - continued

Royalty Fees - The Company has entered into a royalty agreement with another company. The other entity's technology has certain characteristics and properties used in conjunction with the Company's products. The agreement requires royalties to be paid at 4% of applicable sales. The Company is currently in contract negotiations to purchase the other entity's patent. Royalty expense for the years ended June 30, 2007 and 2006 was $18,430 and $5,491, respectively.

NOTE 7 LEGAL PROCEEDINGS

On August 26, 2004, in order to protect its legal rights and in the best interest of the shareholders at large, the Company filed, in the Superior Court of California, a complaint alleging breach of contract, rescission, tortious interference and fraud with Betacorp Management, Inc. In an effort to resolve all outstanding issues, the parties agreed, in good faith, to enter into arbitration in the State of Texas, domicile of the defendants. On August 11, 2006, a judgment was awarded against the Company in the sum of $592,312. The Company believes the judgment is without merit and has filed an appeal. A contingency loss of $592,312 has been charged to operations in the accompanying financial statements for June 30, 2007 and 2006.

Effective November 30, 2007, the Superior Court of California entered a default judgement against Betacorp Management, Inc. The final judgment in the amount of $3,337,000 is expected within the next 45 to 60 days. No gain provision has been reflected in the accompanying financial statements.

While a Texas arbitrator rendered an award against the Company for $592,312, management feels once they receive a final judgement in the California case, as well as, the outcome from its appeal, the effect for the Company could result in a net gain ranging from $2,744,688 to $3,337,000.

F-13

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE 7 LEGAL PROCEEDINGS - continued

The Company has filed suit against one of its distributors for breach of contract, breach of covenant of good faith and fair dealing, intentional misrepresentation and coercion. Based upon the information provided by the Company's counsel, the court has issued a preliminary award in favor of the Company. At this time, the estimated amount is $226,222. No gain provision has been reflected in the accompanying financial statements.

NOTE 8 STOCK OPTION PLANS

In 2002, the Company approved the 2002 Stock Option and Incentive Plan, which authorized the issuance of 1.75 million shares to satisfy awards of stock options, stock appreciation rights, unrestricted stock, restricted stock (including performance restricted stock) and performance units. In August 2006, the Board of Directors approved a resolution to increase the number of shares to five million.

The general purpose of the Plan is to promote the interests of the Company and its shareholders by providing certain employees and consultants with additional incentives to continue and increase their efforts with respect to achieving success in the business of the Company.

On August 14, 2003, the Company granted one million shares of stock to its three executives. Compensation cost was measured at the estimated fair value on the date of grant, as well as, at each yearend and recognized over a five year period. Total share-based compensation expense for executive stock options during the years ended June 30, 2007 and 2006, was $109,404 and $228,241, respectively.

At June 30, 2007 and 2006, the Company had outstanding warrants to purchase 3,205,471 and 1,826,767 shares of the Company's common stock, respectively, at prices ranging from $0 to $2.14 per share. This includes a warrant for 500,000 shares with an exercise price of $1.50 discount per share based on most current price per share of common stock received by the Company. The warrants are exercisable at various dates and expire at various dates through 2018. At June 30, 2007 and 2006, 5,000,000 and 5,000,000 shares of common stock, respectively, were reserved for that purpose through the 2002 Stock Option and Incentive Plan.

F-14

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE 8 STOCK OPTION PLANS - continued

The fair value of each option award is estimated on the date of grant. The estimated value is based on private placement share price received from investors. The Company, as a nonpublic entity, is unable to estimate the expected volatility of the price of its underlying shares and management has been unable to identify a similar publicly held entity that can be used as a benchmark.

Additional information with respect to the stock option activity is as follows:

	Number of Shares	Weighted-Average Exercise Price

Outstanding at June 30, 2005	1,823,674	$1.46
Granted	3,093	$1.66
Exercised	-
Cancelled	-
Outstanding at June 30, 2006	1,826,767	$1.32
Granted	1,385,705	$1.49
Exercised	-
Cancelled	-
Outstanding at June 30, 2007	3,212,472	$1.32

Options exercisable at June 30, 2007 and 2006 are 3,212,472 shares and 1,826,767 shares, respectively. The weighted-average exercise price was $1.32 at June 30, 2007 and 2006.

The weighted-average grant-date fair value of options granted during the years ended June 30, 2007 and 2006, was $1.49 and $1.66, respectively.

The weighted-average remaining contractual term of fully vested share options and share options expected to vest at the date of the latest balance sheet ended June 30, 2007 and 2006, was 3 years and 4 years, respectively.

F-15

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE 9 RELATED-PARTY TRANSACTIONS

A shareholder is outside general counsel to the Company. The Company recorded legal fees in cash and stock warrants in the amount of $11,250 and 3,205 shares in June 30, 2007 and $5,135 and 3,093 shares in June 30, 2006.

In 2006, the Company hired a consulting company to provide advisory services focused on alternative financing arrangements. A retainer for their services was paid in 10,000 shares of stock.

In 2001, in exchange for services, an employee received 100,000 shares of stock from the Company. This person is no longer an employee of the Company, but is a current member of the Board of Directors.

In 2004, the Company entered into a loan and warrant agreement with Millennium Hanson Internet Partners, L.P. for $750,000 (plus interest) of convertible debt and 500,000 stock warrants. A representative from Millennium is currently a member of the Board of Directors. The loan payable is included in long-term debt.

F-16

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)

UNAUDITED

FINANCIAL STATEMENTS

December 31, 2007 and June 30, 2007

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
TABLE OF CONTENTS
December 31, 2007 and June 30, 2007

Page

FINANCIAL STATEMENTS

Balance Sheets	2 - 3

Statements of Operations and Accumulated Deficits	4

Statements of Cash Flows	5 - 6

Notes to Financial Statements	7 - 16

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
BALANCE SHEET
December 31, 2007 and June 30, 2007

ASSETS

	Dec. 31,2007	June 30,2007

CURRENT ASSETS
Cash	$692,217	$1,229,978
Accounts receivable	-	705
Inventory (Note 2)	203,162	228,162
Prepaid expenses	-	-
Investments	20,000	20,000
Due from shareholders	-	-

TOTAL CURRENT ASSETS	915,379	1,478,845

PROPERTY AND EQUIPMENT, at cost
less accumulated depreciation (Note 3)	32,956	37,931

INTANGIBLES
less accumulated amortization (Note 4)	1,340,823	1,386,243

OTHER ASSETS	124,128	124,128

TOTAL ASSETS	$2,413,286	$3,027,147

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
BALANCE SHEET
December 31, 2007 and June 30, 2007

LIABILITIES AND STOCKHOLDERS' EQUITY

	Dec. 31,2007	June 30,2007

CURRENT LIABILITIES
Accounts payable	$156,539	$200,645
Payroll tax payable	267	39,100
Accrued interest	50,000	-
Deferred income	17,140	52,140
Loss contingency payable	592,312	592,312
Current portion of long-term debt (Note 5)	2,066,050	2,066,050

TOTAL CURRENT LIABILITIES	2,882,308	2,950,247

LONG-TERM LIABILITIES
Notes payable, net of current portion (Note 5)	1,591,273	987,064

TOTAL LONG-TERM LIABILITIES	1,591,273	987,064

TOTAL LIABILITIES	4,473,581	3,937,311

COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY
Additional paid-in capital (Note 8)	1,342,326	1,342,326
Capital stock, 25,000,000 shares authorized,
7,677,500 shares issued and outstanding	3,310,000	3,310,000
Accumulated deficit	(6,712,621)	(5,562,490)

TOTAL STOCKHOLDERS' EQUITY	(2,060,295)	(910,164)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,413,286	$3,027,147

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICITS
December 31, 2007 and June 30, 2007

	Dec. 31,2007	June 30,2007

REVENUES	$405,142	$622,799

COST OF REVENUES	524,321	(257,188)

GROSS PROFIT	(119,179)	365,611

GENERAL AND ADMINISTRATIVE EXPENSES	(733,861)	(860,709)

LOSS FROM OPERATIONS	(853,040)	(495,098)

OTHER INCOME (EXPENSE)
Miscellaneous income	-	20,248
Other expense	(237,363)	(836,950)
Interest expense	(59,728)	(90,690)

TOTAL OTHER EXPENSE	(297,091)	(907,392)

NET LOSS	(1,150,131)	(1,402,490)

ACCUMULATED DEFICIT, BEGINNING OF YEAR	(5,562,490)	4,100,000

ACCUMULATED DEFICIT, END OF YEAR	$(6,712,621)	$5,562,490

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
STATEMENTS OF CASH FLOWS
December 31, 2007 and June 30, 2007

	Dec. 31, 2007	June 30, 2007
CASH FLOWS TO OPERATING ACTIVITIES
Net Loss	$(1,150,131)	$(1,402,490)

Adjustments to reconcile net loss to net cash
(used) by operating activities:
Depreciation and amortization	58,420	115,711
Non-cash interest expense	50,000	72,000
Share-based compensation expense	-	(37,543)
Legal settlement	-	(20,000)
Loss contingency	-	592,312

Decrease (Increase) in:
Accounts receivable	705	3,390
Inventories	25,000	42,483
Due from shareholders	-	(200,112)
Increase (Decrease) in:
Accounts payable	(44,106)	107,013
Payroll tax payable	(38,833)	150,261
Deferred income	(35,000)	(157,415)
NET CASH (USED) BY OPERATING
ACTIVITIES	(1,133,945)	(734,390)

CASH FLOWS TO INVESTING ACTIVITIES
Purchases of property and equipment	(8,025)	-
NET CASH USED BY INVESTING ACTIVITIES	(8,025)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	604,209	1,745,000
Repayment of long-term debt	-	(12,363)
Capital lease payments	-	(18,416)
NET CASH PROVIDED BY FINANCING
ACTIVITIES	604,209	1,714,221

NET INCREASE (DECREASE) IN CASH	(537,761)	979,831
CASH AT BEGINNING OF YEAR	1,229,978	250,147
CASH AT END OF YEAR	$692,217	$1,229,978

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
STATEMENTS OF CASH FLOWS
December 31, 2007 and June 30, 2007

	Dec. 31, 2007	June 30, 2007
CASH FLOWS TO OPERATING ACTIVITIES
Net Loss	$(1,150,131)	$(1,402,490)

Adjustments to reconcile net loss to net cash
(used) by operating activities:
Depreciation and amortization	58,420	115,711
Non-cash interest expense	50,000	72,000
Share-based compensation expense	-	(37,543)
Legal settlement	-	(20,000)
Loss contingency	-	592,312

Decrease (Increase) in:
Accounts receivable	705	3,390
Inventories	25,000	42,483
Due from shareholders	-	(200,112)
Increase (Decrease) in:
Accounts payable	(44,106)	107,013
Payroll tax payable	(38,833)	150,261
Deferred income	(35,000)	(157,415)
NET CASH (USED) BY OPERATING
ACTIVITIES	(1,133,945)	(734,390)

CASH FLOWS TO INVESTING ACTIVITIES
Purchases of property and equipment	(8,025)	-
NET CASH USED BY INVESTING ACTIVITIES	(8,025)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	604,209	1,745,000
Repayment of long-term debt	-	(12,363)
Capital lease payments	-	(18,416)
NET CASH PROVIDED BY FINANCING
ACTIVITIES	604,209	1,714,221

NET INCREASE (DECREASE) IN CASH	(537,761)	979,831
CASH AT BEGINNING OF YEAR	1,229,978	250,147
CASH AT END OF YEAR	$692,217	$1,229,978

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and June 30, 2007

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Provision Interactive Technologies, Inc. (the Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Principal Industry - Provision Interactive Technologies, Inc. was incorporated January 21, 2001 under the laws of the State of California. The Company develops three-dimensional, holographic interactive technology and display systems.

Accounting Policy and Recognition of Income -The Company uses the accrual method of accounting. Sales are recognized when goods are shipped and title has passed. Revenue from licensing, distribution and marketing agreements are recognized over the term of the contract.

Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market.

Depreciation and Amortization - The Company depreciates its property and equipment on the straight-line method with estimated useful lives from five to ten years. For federal income tax purposes, depreciation is computed on an accelerated method.

Income Taxes - The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. SFAS 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that the related tax benefits will not be realized in the future. The Company currently has a net operating loss of $3,685,258 available to offset future taxable income. As a result, a deferred tax asset has not been recorded.

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and June 30, 2007

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk - The Company's cash is deposited in two financial institutions. Cash accounts at banks are insured by the FDIC for up to $100,000. Amounts in excess of insured limits at Dec. 31, 2007 and June 30, 2007 were approximately $592,217 and $1,129,973 respectively.

Intellectual Property - The Company's intellectual property consists of costs incurred in the development and perpetuation of patents, copyrights and trademarks for its 3D interactive technology. Intellectual property amounts are based on allocations of royalty, research and development, legal and salary expense and amortized on a straight-line basis over a period of 20 years.

Equity-based Compensation - The Company accounts for stock-based employee compensation arrangements in accordance with provisions of SFAS No. 123R, "Share-Based Payment." Under SFAS No. 123R, compensation cost is recognized based on the option's fair value at the grant date.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123R and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is completed or the date on which it is probable that performance will occur.

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and June 30, 2007

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Investments in Privately Held Companies - The Company has equity investments in a privately held company which, because of its ownership interest and other factors, are carried at cost. The Company monitors this investment for impairment and will make appropriate reductions in carrying values if the Company determines that an impairment charge is required based primarily on the near-term prospects and financial condition of the other company.

Leasing Activities - Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases. Assets held under finance leases are recognized as assets of the Company at their fair value at the date of acquisition. The corresponding liability to the lessor is included in the balance sheet as a part of long-term debt.

NOTE 2 INVENTORY

Inventory consists of the following at Dec. 31 and June 30,
	Dec-07	Jun-07
Raw materials	$95,385	$107,123
Work-in-process	107,777	121,039
Finished goods	-	-
Total	$203,162	$228,162

NOTE 3 PROPERTY AND EQUIPMENT

Property and equipment consists of the following at Dec. 31 and June 30,
	Dec-07	Jun-07
Furniture and fixtures	$4,525	$4,525
Machinery and equipment	163,514	155,489
	168,039	160,014
Less accumulated depreciation	(135,083)	(122,083)

Total	$32,956	$37,931

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and June 30, 2007

NOTE 3 PROPERTY AND EQUIPMENT - continued

Depreciation expense for the years ended June 30, 2007 and 2006 was $22,559 and $8,643, respectively.

NOTE 4 INTANGIBLES

Intangibles consists of the following at June 30,
		Dec. 31, 2007	June 30, 2007
Intellectual property		$1,816,827	$1,816,827
Less accumulated amortization		(476,004)	(430,584)

Total		$1,340,823	$1,386,243

Amortization expense for the periods ended Decemeber 31, 2007 and June 30, 2007 was $45420 and $103,203 respectively.

Amortization of intangibles over the next five years is as follows:

	Year Ending June 30,		Amount

	2008		$90,841
	2009		90,841
	2010		90,841
	2011		90,841
	Thereafter		1,022,879

	Total		$1,386,243

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and June 30, 2007

NOTE 5 LONG-TERM DEBT

Following is a summary of long-term debt at:
	Dec. 31, 2007	June 30, 2007
Loan payable to a bank, due in monthly installments of $2,111, including annual interest at 12%, due August 30, 2008.	$25,509	$42,796

Lease payable due in monthly installments of $1,417, secured by equipment, due August 16, 2009.

	5,839	14,343

Note payable to a shareholder, including accrued annual interest at 10%, due the earlier of an Event of Default or December 31, 2007.

	24,600	24,600

Note payable to a individual, including accrued annual interest at 10%, due the earlier of an Event of Default or December 31, 2007.

	125	25,125

Convertible note payable, including accrued annual interest, rates ranging from 8% to 4%, due the earlier of an Event of Default or March 8, 2009 (convertible into $1 per share of common stock of outstanding balance due).

	920,000	920,000

Convertible notes payable, including accrued annual interest at 10%, due the earlier of a Conversion Event or twelve months from date of note, ranging from May 7, 2008 to June 22, 2008 (convertible into $1.50 per share of common stock at fifty percent of principal balance due plus interest).	2,600,000	1,745,000

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and June 30, 2007

NOTE 5 LONG-TERM DEBT - continued
		Dec. 31, 2007	June 30, 2007
Note payable to a private company, including accrued annual interest at 10%, past due. Paid in full September 30, 2007.

		81,250	281,250

Total long-term debt		3,657,323	3,053,114
Less current portion		(2,066,050)	(2,066,050)

Total		$1,591,273	$987,064

Maturities of long-term debt over the next five years are as follows:

	Year Ending June 30,		Amount

	2008		$2,066,050
	2009		67,064
	2010		920,000
	2011		604,209
	Thereafter		-

	Total		$3,657,323

NOTE 6 COMMITMENTS

Lease Agreement - The Company leases its office space under a month-to-month lease.

Rent expense for the years ended June 30, 2007 and 2006 was $73,824 and $67,672, respectively.

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and June 30, 2007

NOTE 6 COMMITMENTS - continued

Royalty Fees - The Company has entered into a royalty agreement with another company. The other entity's technology has certain characteristics and properties used in conjunction with the Company's products. The agreement requires royalties to be paid at 4% of applicable sales. The Company is currently in contract negotiations to purchase the other entity's patent. Royalty expense for the years ended June 30, 2007 and 2006 was $18,430 and $5,491, respectively.

NOTE 7 LEGAL PROCEEDINGS

On August 26, 2004, in order to protect its legal rights and in the best interest of the shareholders at large, the Company filed, in the Superior Court of California, a complaint alleging breach of contract, rescission, tortious interference and fraud with Betacorp Management, Inc. In an effort to resolve all outstanding issues, the parties agreed, in good faith, to enter into arbitration in the State of Texas, domicile of the defendants. On August 11, 2006, a judgment was awarded against the Company in the sum of $592,312. The Company believes the judgment is without merit and has filed an appeal. A contingency loss of $592,312 has been charged to operations in the accompanying financial statements for June 30, 2007 and 2006.

Effective November 30, 2007, the Superior Court of California entered a default judgement against Betacorp Management, Inc. The final judgment in the amount of $3,337,000 is expected within the next 45 to 60 days. No gain provision has been reflected in the accompanying financial statements.

While a Texas arbitrator rendered an award against the Company for $592,312, management feels once they receive a final judgement in the California case, as well as, the outcome from its appeal, the effect for the Company could result in a net gain ranging from $2,744,688 to $3,337,000.

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and June 30, 2007

NOTE 7 LEGAL PROCEEDINGS - continued

The Company has filed suit against one of its distributors for breach of contract, breach of covenant of good faith and fair dealing, intentional misrepresentation and coercion. Based upon the information provided by the Company's counsel, the court has issued a preliminary award in favor of the Company. At this time, the estimated amount is $226,222. No gain provision has been reflected in the accompanying financial statements.

NOTE 8 STOCK OPTION PLANS

In 2002, the Company approved the 2002 Stock Option and Incentive Plan, which authorized the issuance of 1.75 million shares to satisfy awards of stock options, stock appreciation rights, unrestricted stock, restricted stock (including performance restricted stock) and performance units. In August 2006, the Board of Directors approved a resolution to increase the number of shares to five million.

The general purpose of the Plan is to promote the interests of the Company and its shareholders by providing certain employees and consultants with additional incentives to continue and increase their efforts with respect to achieving success in the business of the Company.

On August 14, 2003, the Company granted one million shares of stock to its three executives. Compensation cost was measured at the estimated fair value on the date of grant, as well as, at each yearend and recognized over a five year period. Total share-based compensation expense for executive stock options during the years ended June 30, 2007 and 2006, was $109,404 and $228,241, respectively.

At June 30, 2007 and 2006, the Company had outstanding warrants to purchase 3,205,471 and 1,826,767 shares of the Company's common stock, respectively, at prices ranging from $0 to $2.14 per share. This includes a warrant for 500,000 shares with an exercise price of $1.50 discount per share based on most current price per share of common stock received by the Company. The warrants are exercisable at various dates and expire at various dates through 2018. At June 30, 2007 and 2006, 5,000,000 and 5,000,000 shares of common stock, respectively, were reserved for that purpose through the 2002 Stock Option and Incentive Plan.

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and June 30, 2007

NOTE 8 STOCK OPTION PLANS - continued

The fair value of each option award is estimated on the date of grant. The estimated value is based on private placement share price received from investors. The Company, as a nonpublic entity, is unable to estimate the expected volatility of the price of its underlying shares and management has been unable to identify a similar publicly held entity that can be used as a benchmark.

Additional information with respect to the stock option activity is as follows:

	Number of Shares	Weighted-Average Exercise Price

Outstanding at June 30, 2005	1,823,674	$1.46
Granted	3,093	$1.66
Exercised	-
Cancelled	-
Outstanding at June 30, 2006	1,826,767	$1.32
Granted	1,385,705	$1.49
Exercised	-
Cancelled	-
Outstanding at June 30, 2007 & Dec. 31, 2007	3,212,472	$1.32

Options exercisable at June 30, 2007 and 2006 are 3,212,472 shares and 1,826,767 shares, respectively. The weighted-average exercise price was $1.32 at June 30, 2007 and 2006.

The weighted-average grant-date fair value of options granted during the years ended June 30, 2007 and 2006, was $1.49 and $1.66, respectively.

The weighted-average remaining contractual term of fully vested share options and share options expected to vest at the date of the latest balance sheet ended June 30, 2007 and 2006, was 3 years and 4 years, respectively.

PROVISION INTERACTIVE TECHNOLOGIES, INC.
(A California Corporation)
UNAUDITED
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and June 30, 2007

NOTE 9 RELATED-PARTY TRANSACTIONS

A shareholder is outside general counsel to the Company. The Company recorded legal fees in cash and stock warrants in the amount of $11,250 and 3,205 shares in June 30, 2007.

In 2004, the Company entered into a loan and warrant agreement with Millennium Hanson Internet Partners, L.P. for $750,000 (plus interest) of convertible debt and 500,000 stock warrants. A representative from Millennium is currently a member of the Board of Directors. The loan payable is included in long-term debt.

Dec 31, 06
ASSETS
Current Assets
Checking/Savings
Cash in Banks	53,932.72
Total Checking/Savings	53,932.72

Accounts Receivable
Accounts Receivable	-37,030.00
Total Accounts Receivable	-37,030.00

Other Current Assets
Due from Shareholders	111,489.04
Inventory	270,645.00
Prepaids	507,014.00
Total Other Current Assets	889,148.04

Total Current Assets	906,050.76

Fixed Assets
Computer Equipment	18,898.94
Equipment	127,629.00
Office Furniture	4,525.27
Telephone System	8,961.00
Accumulated Depreciation	-99,524.00
Total Fixed Assets	60,490.21

Other Assets
Intangibles	1,289,334.00
Other Assets	114,076.68
Total Other Assets	1,403,410.68
TOTAL ASSETS	2,369,951.65

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	86,659.61
Total Accounts Payable	86,659.61

Credit Cards
Wells Fargo Credit Card	4,901.17
Total Credit Cards	4,901.17

Other Current Liabilities
Payroll Taxes Payable	204,602.69
Deferred Income	206,570.00
Current Portion/Long Term Debt	298,715.00
Total Other Current Liabilities	709,887.69

Total Current Liabilities	801,448.47

Long Term Liabilities
Wells Fargo BusinessLine	44,048.81
Lease Purchase	32,758.74
Loans from Shareholders	22,600.00
Scott Griffiths	25,125.00
Lease Purchase -- DDI	-5,669.36
Millennium Capital	877,500.00
Westin	256,250.00
Less Current Portion	-298,715.00
Total Long Term Liabilities	953,898.19

Total Liabilities	1,755,346.66

Equity
Additional Paid-in Capital	1,886,883.00
Common Stock	3,310,000.00
Retained Earnings	-4,159,999.85
Net Income	-422,278.16
Total Equity	614,604.99

TOTAL LIABILITIES & EQUITY	2,369,951.65

Jul - Dec 06
Ordinary Income/Expense
Income
Sales	178,135.00
Total Income	178,135.00

Cost of Goods Sold
Outside Services	1,193.00
Purchased Materials	72,909.72
Subcontractors	4,717.26
Total COGS	78,819.98

Gross Profit	99,315.02

Expense
Accounting	365.00
Bank Service Charges	554.01
Commissions	2,250.00
Delivery & Freight	11,463.29
Dues & Subscriptions	75.00
Insurance	22,119.01
Interest	6,064.04
Legal Fees	35,620.82
License & Fees	2,067.00
Meals & Entertainment	1,100.68
Office Expenses	1,011.32
Payroll Taxes Expense	26,885.65
Rent	36,912.00
Royalty Expense	421.00
Salaries & Wages	324,782.99
Sales Support	1,793.29
Security	423.80
Tax - Property	721.03
Telephone, Fax, and Data	7,479.75
Travel/Auto	27,337.89
Utilities	2,015.76
Total Expense	511,463.33

Net Ordinary Income	-412,148.31

Other Income/Expense
Other Expense
Penalties- Taxes	10,129.85
Total Other Expense	10,129.85

Net Other Income	-10,129.85

Net Income	-422,278.16